Exhibit 16


                     FIRST AMERICAN INVESTMENT FUNDS, INC.

                POWER OF ATTORNEY -- N-14 REGISTRATION STATEMENT

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kathryn L. Stanton, Michael J. Radmer, and Donna Rafa, and each of them, his or her true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form N-14 of First American Investment Funds, Inc. ("FAIF"), relating to the combination of each of American Government Income Fund Inc., American Government Income Portfolio, Inc., and American Opportunity Income Fund Inc., with and into FAIF's Fixed Income Fund, and any and all amendments thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or the substitutes for such attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.


       Signature                      Title                     Date
       ---------                      -----                     ----

/s/Robert J. Dayton                  Director                May 7, 1998
Robert J. Dayton

/s/Roger A. Gibson                   Director                May 7, 1998
Roger A. Gibson

/s/Andrew M. Hunter III              Director                May 11, 1998
Andrew M. Hunter III

/s/Leonard W. Kedrowski              Director                May 6, 1998
Leonard W. Kedrowski

/s/Robert L. Spies                   Director                May 6, 1998
Robert L. Spies

/s/Joseph D. Strauss                 Director                May 7, 1998
Joseph D. Strauss

/s/Virginia L. Stringer              Director                May 8, 1998
Virginia L. Stringer